P05000130265

Florida Department of State
Division of Corporations
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FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
09 JUL 15 PM 2:28

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : CORPORATION SERVICE COMPANY
Account Number : I20000000195
Phone : (850)521-1000
Fax Number : (850)558-1575

COR AMND/RESTATE/CORRECT OR O/D RESIGN

RECEIVED
2009 JUL 15 AM 8:00
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

LEAGUE NOW HOLDINGS CORPORATION

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Page Count	04
Estimated Charge	$35.00

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C.COULLIETTE
JUL 15 2009
EXAMINER

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
09 JUL 15 PM 2:28

Articles of Amendment
to
Articles of Incorporation
of

LEAGUE NOW HOLDINGS CORPORATION

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: _______________
(Principal office address MUST BE A STREET ADDRESS) _______________

____

C. Enter new mailing address, if applicable: _______________
(Mailing address MAY BE A POST OFFICE BOX)

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

New Registered Office Address: _______________
(Florida street address)

_______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). *(Be specific)*

Article IV Shares

The Number of shares of Stock is:

100,000,000 shares of common stock at $0.001 par value per share

10,000,000 shares of preferred stock at $0.001 par value per share

The company authorized a 6-1 reverse split on May 20, 2009. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 25,733,125 shares as of May 19, 2009 to approximately 4,288,854 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares of Common Stock will not be affected.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: May 29, 2009
(date of adoption is required)

Effective date if applicable: ____________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated ____________________

Signature ____________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

James Pregiato
(Typed or printed name of person signing)

President
(Title of person signing)